Exhibit 107

Calculation of Filing Fee Tables

Form S-1
(Form Type)

Agile Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward rule	Amount registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount Of Registration Fee(1)
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share(2)	Rule 457(o)	7,785,144 (3)	$0.373 (4)	$2,903,858.71*	0.00014760	$428.61*
	Total Offering Amounts					$2,903,858.71*		$428.61*
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$428.61*

* Rounded up to the nearest whole number.

(1)	The registration fee for the securities registered hereby has been calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), by multiplying the proposed maximum aggregate offering price for the securities by 0.00014760.

(2)	In the event of a stock split, stock dividend or other similar transaction involving the registrant’s common stock (“Common Stock”), to prevent dilution, the number of shares of Common Stock registered hereby shall be automatically increased to cover the additional shares of Common Stock in accordance with Rule 416(a) under the Securities Act.

(3)	Consists of (i) 3,992,572 shares of common stock issuable upon the exercise of a new common stock purchase warrant issued to the Holder on February 26, 2024, at an exercise price of $1.00 per share and with a five-year exercise period and (b) 3,792,572 shares of common stock issuable upon the exercise of a common stock purchase warrant issued to Holder on February 26, 2024, at an exercise price of $1.00 per share and with an eighteen-month exercise period.

(4)	Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low prices of the Common Stock on June 10, 2024, as reported on the OTC Markets Group (“OTC”) platform.